PROMISSORY NOTE

Total	Principal	Accrued Interest	Loan Date	Maturity	Loan Number
$2,168,535.00	$1,968,543.00	$199,992.00	12/31/2007	1/2/2010	1004

Borrower:	360 Interchange, Inc. 295 East Main Street, Suite #1 Ashland, OR 97520	Lender:	William Patridge 333 Granite Street Ashland, OR 97520

Principal Amount: $1,968,543.00 **Accrued Interest: $199,992.00** **Interest Rate: 10.0%** **Date of Note: 12/31/2007**

PROMISE TO PAY. 360 Interchange, Inc. ("Borrower") promises to pay to William Patridge ("Lender"), or order, in lawful money of the United States of America, the principal amount including accrued interest of Two million one hundred forty-two thousand seven hundred fifty-two and 00/100 Dollars ($2,168,535.00). This amount includes accrued interest through December 31, 2007.
This note replaces Note #1003 dated 12/31/06 for $1,160,565.00 which is cancelled.

PAYMENTS. Payments of the loan amount are as follows:

due 3/31/2008	$45,000.00
due 4/30/2008	$15,000.00
due 5/31/2008	$15,000.00
due 6/30/2008	$215,000.00
due 7/31/2008	$15,000.00
due 8/31/2008	$15,000.00
due 9/30/2008	$15,000.00
due 10/31/2008	$15,000.00
due 11/30/2008	$15,000.00
due 12/31/2008	$15,000.00
due 1/2/2009	$894,267.50
due 1/2/2010	$894,267.50

Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing.

INTEREST RATE. The principal balance of this note bears interest at 10.0% annually.

DEFAULT. Each of the following shall constitue an event of default ("Event of Default") under this Note:

Payment Default. Borrower fails to make payments by 1/2/09 under the terms of this Note.

LENDER'S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance on this Note immediately due.

Agreed to by:

BORROWER:

360 Interchange, Inc.

By: ______________________

Jane Emkes, CFO of 360 Interchange, Inc.

LENDER:

William Patridge

By: ______________________